Bonds.com 8-K
Exhibit 99.1

For Immediate Release

Bonds.com Expands into Latin America through Red Kite Agreement

(New York: August 15, 2011)  Bonds.com Group, Inc. (OTC.BB:BDCG) today announced that it has entered an agreement with Red Kite Americas LLC (“Red Kite”) for Red Kite to market the Bonds.com trading system, BondsPro, into qualified Latin American institutional investors, on an exclusive basis. Red Kite will distribute BondsPro primarily in Brazil, Colombia, and Mexico through its affiliation with Brazilian based Archers Capital Participatoes e Investimentos S.A.

With this agreement, we expect Latin American institutions will join the global BondsPro trading network. BondsPro clients will have access to Latin American fixed income liquidity and trading in the burgeoning Latin America market. Latin American buy side institutions and banks would conversely have access to and trade with Bonds.com’s global client base.
The BondsPro model significantly reduces the cost of supply meeting demand in the fixed income markets. This is achieved by matching buyers and sellers in an "all-to-all" fair and equal electronic trading environment. The net result for clients is that Bonds.com creates the opportunity to achieve best execution. Trading is available in U.S. dollar denominated Global Corporate Credit: Investment Grade, High Yield, and Emerging Markets; and Mortgage and Asset Backed securities.

Red Kite and its management have an extensive network of client relationships in Latin America. Red Kite Americas delivers third party solutions for trading and liquidity management to a range of clients.  It builds and integrates customized solutions for banks, brokers, hedge funds, and money managers  looking to improve connectivity, liquidity management and efficiency in day-to-day interactions with Latin and global markets.

George O’Krepkie, President of Bonds.com said: “Efficient delivery of cross border liquidity and execution is now an imperative rather than a luxury for professional fixed income traders worldwide. With our expansion into Latin America through Red Kite we have now provided our clients with access to these growing markets and we have added another piece of the puzzle to building a truly global network. We are confident that the Red Kite relationship will not only benefit our clients and our new Latin American relationships, but will aid in global capital flow.”

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Dennis Rodrigues, Managing Member of Red Kite, said: “The BondsPro trading platform is the most advanced system for bond trading. Latin American institutions are keen to have efficient access to global trading.  The ability to provide these markets with access to all other clients in the network simultaneously means that Latin American liquidity will both enhance and benefit from participation.”

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Forward-Looking Statements

The statements made in this press release which are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include, without limitation, statements regarding the expansion of our trading platform in Latin America, the expected use of our trading platform by Latin American institutional investors, our ability to provide our clients with access to Latin American markets, our ability to expand and grow the company, our ability to operate competitively and pursue growth objectives, our future performance and management’s ability to anticipate industry developments. Such forward-looking statements may be prefaced by words such as “will”, “anticipate”, “expect”, “believe” and words with similar meanings. As a result of a number of factors, actual results could differ materially from those set forth in, or anticipated by, the forward-looking statements.  Certain factors that might cause our actual results to differ materially from those in the forward-looking statements include, without limitation, the ability of Red Kite to successfully market our trading platform, the acceptance of our trading platform by Latin American investors, general economic conditions and the risks set forth in our Annual Report on Form 10-K for the year ended December 31, 2010 and in our other filings with the U.S. Securities and Exchange Commission from time to time.  The company is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise.

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For Further Information, contact:

Terrence Mulry
Mulry Consulting LLC
201.891.1853
tmulry@att.net

Dennis Rodrigues
Red Kite Americas LLC
203.451.2653
drodrigues@archerscap.com

About  Bonds.com  Group, Inc.

Bonds.com Group, Inc., through its subsidiary Bonds.com, Inc., serves institutional fixed income investors by providing a comprehensive zero subscription fee online trading platforms.

The Company provides daily a large inventory of prices in Global Corporate Credit: Investment Grade, High Yield, and Emerging Markets with over 175 liquidity providers. Bonds.com’s newest platform offers Mortgage and Asset Backed securities.

Bonds.com, Inc. Member FINRA/SIPC/MSRB